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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 2, 2005

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Delaware

(State or other jurisdiction of incorporation)

1-11605 (Commission File Number)	No. 95-4545390 I.R.S. Employer Identification No.

500 South Buena Vista Street Burbank, California (Address of principal executive offices)	91521 (Zip code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On December 1, 2005, the Board of Directors of the Registrant elected John E. Pepper and Orin C. Smith as Directors, effective January 1, 2006. Mr. Pepper is Vice President, Finance and Administration of Yale University and the former Chairman and Chief Executive Officer of The Proctor & Gamble Company. Mr. Smith is the former President and Chief Executive Officer of Starbucks Corporation. The Board has not yet determined which Board committee or committees Messrs. Pepper and Smith will join. The Board also unanimously requested that George J. Mitchell remain a Director, and continue as Chairman of the Board, through December 2006 to facilitate an orderly chairman succession process. Senator Mitchell had planned to retire following the Registrant’s 2006 Annual Meeting, but agreed to the Board’s request that he stand for re-election at the 2006 Annual Meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Vice President, Counsel Registered In-House Counsel

Dated:	December 2, 2005